UDR Opening doors to the future®

INVESTOR PRESENTATION

MARCH 2021

Station on Silver | Herndon, VA (Washington, D.C. MSA)



Union Place | Franklin, MA (Boston MSA)



Andover Place at Cross Creek | Tampa, FL



Platform | Smart Homes for Smart Residents


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UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in targeted U.S. markets.

- S&P 500 Company
- ~$19.2 Billion Enterprise Value
- 2021 Annualized Dividend of $1.45; ~3.4% yield as of March 3, 2021

Chief Financial Officer: Joe Fisher | 720.283.6139
Investor Relations: Trent Trujillo | 720.283.6135

UDR, Inc. | UDR.com

TABLE OF CONTENTS



Los Alisos at Mission Viejo | Orange County, CA

UDR AT A GLANCE[(1)]

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Founded in 1972, UDR is an S&P 500 company that consistently generates **strong total shareholder return ("TSR")** through **innovation, best-in-class operations and flexible capital allocation across a wide range of opportunities**. UDR's strategy starts with diversification, which creates opportunity. Coupling a diversified portfolio across markets, price points, and product types with our best-in-class operations delivers a full-cycle investment that generates both growth and stability.

UDR is a $19.2 billion[(2)] company with a highly diverse portfolio spread across 21 coastal and sunbelt markets.



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Los Angeles
Orange County
Other S. CA – Inland Empire / San Diego
Denver
Dallas
Austin
Nashville
Metro Washington, D.C.
Richmond
Philadelphia
Baltimore
New York
Boston
Orlando
Tampa
Other FL – West Palm Beach

Our 52,589 apartment homes are well diversified by price point[(4)] and location within markets, and are occupied by households earning, on average, 150% of their respective MSA's median income.



A-Quality
B-Quality
Urban
Suburban
55%
45%
37%
63%

Best-in-class, innovative operations have powered outsized historical Combined Same-Store NOI growth.

COMBINED SS NOI[(3)] GROWTH CAGR (1999-2020)



UDR
Peer Median
183
164
190
140
90
1999
2003
2007
2011
2015
2019

UDR's strong value proposition has driven robust relative TSR and consistent return of capital over time.

TSR CAGR



UDR
NAREIT Apt. Index
15%
10%
5%
0%
3.8%
3.4%
8.7%
8.3%
12.2%
9.9%
5-Year
10-Year
20-Year

193 Consecutive Quarters Paying a Dividend

Dividend Yield[(2)]: 3.4%

(1) As of December 31, 2020, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of March 3, 2021.
(3) Combined SS is defined as UDR's Combined Same-Store pool, which includes the 11 Joint Venture communities acquired in 2019 totaling 3,619 homes as if they were 100 percent owned by UDR during all comparable periods presented.
(4) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents, Nareit.

RECENT HIGHLIGHTS AND TRENDING CONSIDERATIONS

UDR's **operating results through February remained stable, with continued signs of improvement**. Our approach to (1) **maximizing revenue by balancing blended lease rate growth against active occupancy management,** (2) **enhancing cost controls through our Next Generation Operating Platform**, and (3) generating **NOI growth that is 5%-10% higher than market growth** on acquisitions through improved operations have preserved our rent roll and set us up for **better relative same-store and FFOA performance in 2021.**[(1)]

STRONG OPERATING RESULTS (PAGE 5)

- **Stable-to-improving trends in billed revenue,** occupancy, and blended lease rate growth.
- Better than peer average change in **occupancy and blended lease rate growth;** both primary drivers of forward same-store growth.
- Continued strength in demand.
- Concession usage trends improving.
- **Cash collection** rates remain consistent with previous months at similar times of the collection cycle.

NEXT GENERATION OPERATING PLATFORM (PAGES 9-14)

- **~50% of targeted $15-$20M annual run rate NOI achieved** at YE 2020; anticipate capturing **another 25% by YE 2021** (balance in 2022).
- **FY 2020 controllable operating expense ("COE") growth of only 20 basis points** vs. 2019. Forecasting roughly flat COE growth in 2021.
- **31% reduction in portfolio-wide site-level headcount** since mid-2018, with higher resident satisfaction.
- Phase-1 Platform initiatives fully implemented or underway in ~half of our markets.

OPPORTUNITIES: CAPITAL ALLOCATION + STRONG BALANCE SHEET (PAGES 18-21)

- Recycle assets at attractive valuations to acquire **Platform-centric communities with clear operational upside.**
- On track to realize **5%-10% NOI uplift** by year 3 on $2.1 billion of 2019-2021 YTD acquisitions (>90% suburban).
- Dislocation in construction financing makes **Developer Capital Program** ("DCP") an accretive use of capital.
- **~$1 billion in available liquidity** with match-funded forward uses of capital.

MIGRATION AND COASTAL DEMAND (PAGE 6)

- Widespread vaccinations expected to enhance value proposition of urban cores.
- UDR resident and USPS data[(2)] shows moveouts relocating to suburban areas within MSAs, suggesting **future demand reversion in San Francisco and Manhattan.**
- UDR's diversified portfolio with **37% Urban / 63% Suburban** exposure appeals to a wide variety of renters and demographics.

FAVORABLE DEMOGRAPHICS AND RENTER CONDITIONS (PAGES 16, 17, 27)

- Rent-versus-own analysis[(3)] shows it is **~50% less expensive to rent than own across UDR markets.**
- **More favorable immigration policies** could result in incremental renter demand.
- UDR resident household income **150% above the median income**, on average, across the MSAs in which we operate.
- Diversified renter base across age groups with a **median renter age of 33 years old.**

REGULATORY ENVIRONMENT A NEAR-TERM CHALLENGE (PAGE 24)

- National and local **rental assistance programs** to support those in need and obtain reimbursement on accumulated back rent.
- Markets nationwide still covered by the **CDC eviction moratorium.**
- Regulatory environment in Coastal markets remains challenging, with potential changes to long-term housing policy.
- Employ a dynamic pricing strategy on our homes, augmented by the touchless/self-service aspects of our Platform to **maximize revenue growth.**

(1) Based on guidance midpoints provided by UDR and peers.
(2) See Green Street's "San Francisco and New York City; A Review of USPS Household Relocation Data" published on February 18, 2021.
(3) Based on Baird's "Apartment Rent vs. Own Analysis" published on November 16, 2020, which uses data from US Census Bureau, FRED, REIS, and Zillow.
Source: Company and peer documents.

RECENT OPERATING UPDATE

Monthly billed revenue and physical occupancy have stabilized across our portfolio while effective blended lease rate growth continues to improve. Our latest results demonstrate relative improvement versus 2Q and 3Q 2020 across most of our markets. While full economic recovery and the pace of business reopenings in challenged markets remain difficult to forecast, **cash revenue collections remain consistent** with previous months at similar times of the collection cycle despite regulatory restrictions. **Changes in occupancy and blended lease rates are the primary drivers of future relative revenue growth performance; UDR compares well versus peers on both of these leading indicators.**

4Q20 AND JANUARY 2021 SAME-STORE BLENDED LEASE RATE GROWTH AND OCCUPANCY[(1)(2)]


UDR
Peer Average
0%
(2)%
(4)%
(6)%
(8)%
(0.2)%
(6.3)%
YOY Blended Lease Rate Growth
0.0%
(0.2)%
(0.4)%
(0.6)%
(0.8)%
(1.0)%
(0.4)%
(0.9)%
YOY Change in Occupancy

COMPARABLE-PROPERTY DEMAND TRENDS[(2)(3)]


Leasing Traffic 2020/2021
Leasing Traffic, 2019/2020
1,150
950
750
550
Jul
Aug
Sept
Oct
Nov
Dec
Jan
Feb

SAME-STORE OCCUPANCY AND BLENDED LEASE RATE GROWTH TRENDS[(2)(4)]


Weighted Average Physical Occupancy (lhs)
YOY Effective Blended Lease Rate Growth (rhs)
97%
96%
95%
0.3%
96.3%
0.4%
0.2%
0.0%
(0.2)%
(0.4)%
(0.6)%
(0.8)%
Jul-20
Aug-20
Sep-20
Oct-20
Nov-20
Dec-20
Jan-21
Feb-21

RESIDENTIAL BILLED REVENUE TRENDS[(2)]


Trailing 3-Month Average Billed Revenue, Same-Store ($m)
$109
$107
$105
$103
$101
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21

(1) Peer group includes AIR, AVB, CPT, EQR, ESS and MAA. Time weighted averages attribute 75% weight to 4Q 2020 and 25% weight to January 2021 results.
(2) Metrics shown here are for the Company's same-store portfolio and are as of February 28, 2021, unless otherwise indicated.
(3) The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.
(4) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company and peer documents.

RECENT OPERATING UPDATE

Our tracking of forwarding addresses upon move-out indicates that, more recently, residents have been primarily **staying proximate to the city centers they previously called home**. Analysis of USPS data[1] confirms these mobility trends. As such, ramping vaccinations could reactivate urban areas more quickly than expected. **We do not believe the long-term value proposition of urban, coastal locations has fundamentally changed.**

RESIDENT MOVE-OUTS RELOCATING OUTSIDE OF MSA: OVERALL UDR PORTFOLIO



30%
25%
20%
15%
2019
2020
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec

RESIDENT MOVE-OUTS RELOCATING OUTSIDE OF MSA: NEW YORK



45%
40%
35%
30%
25%
20%
15%
10%
2019
2020
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec

RESIDENT MOVE-OUTS RELOCATING OUTSIDE OF MSA: SAN FRANCISCO



45%
40%
35%
30%
25%
20%
15%
10%
2019
2020
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov
Dec

(1) See Green Street's "San Francisco and New York City; A Review of USPS Household Relocation Data" published on February 18, 2021.
Source: Company documents.

UDR VALUE PROPOSITION

The primary components of UDR's value proposition compliment one another, making the whole greater than the sum of parts. Over time, **our strong track record across a variety of areas, such as operations and capital allocation**, have bolstered same-store, earnings, dividend and NAV/share growth; all of which have driven **12.1% average annual TSR since 2013**.

Operating Excellence

Pages 9-14

- Superior long-term same-store NOI growth
- History of innovative, margin- and growth-enhancing operating initiatives
- Next Generation Operating Platform is expected to drive outsized future growth

Diversified Portfolio Composition

Pages 15-17

- 55/45% A/B and 37/63% Urban/Suburban mix appeals to wide renter base
- High resident income as well as geographic and price point mix reduce risk
- More markets to invest in and overlay value-accretive operating platform

Accretive, Flexible Capital Allocation

Pages 18-20

- History of adhering to cost of capital signals
- Variety of investment options and history of pivoting to best risk-adjusted return
- Predictive analytics enhances market selection

Strong, Liquid Balance Sheet

Page 21

- Investment grade debt, primarily unsecured with well-laddered maturity schedule
- Less than 15% of consolidated debt is scheduled to mature through 2024[2]
- Wide variety of capital sources including low-cost commercial paper

Innovative Culture that Embraces Change

Pages 22-23

- High employee engagement and resident satisfaction with an ESG focus
- History of embracing innovation and change to drive higher efficiency


2013-YTD 2021 TSR CAGRS(1)
14%
12%
10%
8%
6%
4%
2%
0%
12.1%
11.9%
9.9%
7.7%
UDR
S&P 500
NAREIT Apt. Index
NAREIT Equity Index

(1) Data as of January 31, 2021 for NAREIT Apartment Index and NAREIT Equity Index (monthly frequency, reported with a delay) and February 28, 2021 for UDR and S&P 500 (daily frequency). 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Excludes principal amortization and amounts outstanding on the Company's Commercial Paper Program and Working Capital Facility.
Source: Company and peer documents, Nareit.

UDR VALUE PROPOSITION

UDR's strategic **approach starts with diversification, which creates opportunity**. Our diversified portfolio appeals to a wide renter and investor audience while providing **more markets in which to strategically invest and integrate our Next Generation Operating Platform**. UDR utilizes a diversified **array of capital allocation options** (acquisitions, development, redevelopment, Developer Capital Program, NOI enhancing capital expenditures, share repurchases, etc.) to maximize long-term same-store growth, earnings growth, and total shareholder return, while also reducing volatility. The result has been **above-average earnings growth in 7 of the last 9 years**[(1)] which supports our status as a full-cycle investment that generates both growth and stability.


2013-2021(1) GROWTH RATES
UDR
Peer Median
6%
5%
4%
3%
2%
1%
0%
2.6%
2.1%
4.2%
2.9%
5.6%
5.5%
5.0%
4.6%
SS NOI CAGR
FFO as Adj./sh CAGR
Div/sh CAGR
NAV/sh CAGR

(1) Actual results through 2020 and guidance midpoints for 2021 for UDR and peers. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
Source: Company and peer documents.

OPERATING EXCELLENCE

UDR has produced **better-than-peer median same-store NOI growth over the past 5-, 10-, and 20-year periods**. Monetizing our real estate in new, differentiated ways, strong blocking and tackling, and a culture that embraces innovation deserve the credit. Our **Next Generation Operating Platform** should help to provide strong results in the years ahead.

AVERAGE ANNUAL SAME-STORE NOI GROWTH RATES[1]



UDR
Peer Median
6%
4%
2%
0%
2.7%
1.8%
4.3%
3.9%
3.1%
2.5%
5-Year
10-Year
20-Year

$23 million of incremental NOI generated versus peer-median growth equates to **$465-$515M in estimated shareholder value creation[2,3]**

1 History of Value-Creating Operating Initiatives

Expanding operating margin and monetizing real estate beyond leasing apartments (assorted examples below)

Common Area Rentals | **Short-Term Furnished Rentals** | **Suburban Parking** | **Package Lockers** | **Inside Sales**



$32M in incremental run-rate NOI since 2014 equates to **$640-$715M** in estimated shareholder value creation[2,3]

2 Strong Blocking and Tackling

UDR average SS NOI growth without margin-enhancing initiatives is similar to peer median growth with initiatives

UDR VS. PEER MEDIAN[1] SS NOI GROWTH (2014-2020)[2]



Peer Median
UDR
5%
4%
3%
2%
1%
0%
80 bps in annual avg. additional NOI growth from initiatives.
3.0%
4.1%
2.8%

(1) Peer group includes AIR, AVB, CPT, EQR, ESS and MAA; 2Q 2020, 3Q 2020, and 4Q 2020 UDR same-store NOI results have been adjusted to reflect concessions on a straightline basis (reported on a cash basis) for peer comparability.
(2) Time period is reflective of UDR's implementation of initiatives affiliated with its initial strategic plan.
(3) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company and peer documents.

NEXT GENERATION OPERATING PLATFORM - VISION

Leading companies across a variety of industries have moved to **self-service business models** to improve communication with customers, allowing them to accomplish tasks quickly and on their schedule, and **drive profitability higher through greater efficiencies**. Over the past 2-3 years, UDR has applied this approach to the multifamily industry by using **advanced technological solutions**. Our evolutionary Next Generation Operating Platform is a differentiator versus public and private peers, provides improved and more immediate customer service to our prospects and residents, has contributed to **meaningful controllable margin expansion**, and is **well-accepted by our residents**. While COVID accelerated the implementation of certain aspects of our Platform, we believe a self-service operating approach like ours will be increasingly necessary to remain competitive moving forward. Our first mover advantage and ongoing refinement of the Platform should keep us in a **position of operating strength in the years ahead**.



- **Efficiency and Scalability:** Enhance NOI growth through revenue and margin-expanding initiatives (SmartHomes, centralization, and outsourcing). SmartHome technology has been installed across more than 80% of our apartment homes portfolio-wide, enabling ease of interaction with residents and improving operating efficiencies.


TOUR ON YOUR TIME

- **Resident Experience**: Transform interaction with current/prospective residents through a self-service model, virtual and self-guided tours, and new technologies. In 4Q 2020, **over 93% of company-wide prospect tours were self-guided or touchless**, validating our approach.



- **Data and Analysis:** Utilize proprietary "data hub" to foster greater efficiencies for revenue growth and controllable expense containment. Many technologies employed by apartment operators do not "communicate" well with one another. Our data hub eliminates these obstacles while generating insights that might otherwise not have been apparent.

Source: Company documents.

NEXT GENERATION OPERATING PLATFORM - ACHIEVEMENTS

The success of UDR's Next Generation Operating Platform is measured by tangible metrics. In certain cases, these illustrate the **value creation produced versus private competitors** when acquiring properties, in the form of revenue growth optimization and cost controls that can boost NOI growth by up to 500-1,000 basis points above market growth. **Stakeholders have benefited from higher same-store and cash flow growth, while residents enjoy a self-service model that provides better customer service and time-saving solutions.**

Measuring Success: Progress Toward Year-End 2022 Goals (versus 2Q 2018 baseline)


27 Seventy Five Mesa Verde
01 : 00 : 00

- **Improve Resident Satisfaction:** Net Promoter Scores +24% to ~34 during transition to a self-service model
- **Reduce Headcount by ~35%:** Site-level employee count -31% since mid-2018 through natural attrition in high-turnover job types; remaining efficiencies expected by year-end 2021
- **Drive Controllable Operating Expense ("COE") Growth Improvement:** Trailing-twelve-month ("TTM") same-store COE growth of 20bps and 5-year average of 70bps (vs. expected 2.5% average annual growth based on inflation)
- **Expand Controllable Operating Margin 150-200bps:** Pre-COVID TTM same-store controllable margin ↑80 bps
  - ~$10 million in savings at year-end 2020 = **$200-$220M in estimated shareholder value creation**[1]
  - Our year-end 2022 target is **$15-$20M in incremental run-rate NOI**, equating to **$350-$450M of expected additional shareholder value.**[1] **50% of this benefit has been captured at year-end 2020.**

TTM SS Controllable Expense Growth


UDR Actual
Inflationary at 2.5%
Peer Average
UDR growth on a per home basis since 2Q18 is well below peers and typical growth of 2.5% annually
107
106
105
104
103
102
101
100
99
2Q18
4Q18
2Q19
4Q19
2Q20
4Q20

TTM Total NOI per Employee ($000s)


UDR
Peer Average
$700
$650
$600
$550
$500
$450
$672
41% expansion since 2Q18
$509
$524
$478
3% expansion since 2Q18
2Q18
4Q18
2Q19
4Q19
2Q20
4Q20

(1) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

NEXT GENERATION OPERATING PLATFORM - FUTURE

We are planning phases 1.5 and 2.0 of the Platform. Primary areas of focus include utilizing data analytics to increase **resident retention**, better directing marketing dollars to **optimal sales channels**, and making the **leasing process quicker and easier** to complete, to name a few. Post 2022, we anticipate that these objectives should **continue to drive margin expansion**.




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- **Improving the Resident Experience**: Focus on the resident to streamline the leasing process, enhance resident satisfaction, and drive higher retention. Reducing turnover and/or lessening the amount of time a unit is vacant are initiatives with potential high-dollar returns.

- **Operating Enhancements**: Uncover revenue growth and expense reduction opportunities not previously envisioned by mining our data hub. Provide a simple, straightforward interface for community and regional heads to share best practices, which can result in improved efficiencies and additional cost reductions.

- **Data and Heatmaps:** Leverage data science to drive additional pricing and operating efficiencies. Through our community-level heatmaps, **we have identified $3 million in annual run rate NOI opportunities at our garden-style communities.** We expect to identify additional benefit across our mid-rise and high-rise communities moving forward.

Source: Company documents.

NEXT GENERATION OPERATING PLATFORM - EXAMPLE

Our Next Generation Operating Platform allows us to surgically price our homes (i.e. rental rate growth versus changes in occupancy) on market-by-market, asset-by-asset, and even home-by-home bases. This **maximizes near-term revenue growth and also enhances the integrity of our rent roll for future growth.** Coupling our best-in-class operations with the capabilities the Next Generation Operating Platform provides, we believe we can generate **NOI growth on acquisitions that is 5%-10% above market growth during the first three years of ownership. This should be a repeatable value creation mechanism**.

Commons at Windsor Gardens – Norwood, MA

DRIVERS OF ACQUISITION YIELD EXPANSION[1]


UDR Acquisition Yield
4.83%
Organic Rent Growth
0.03%
Occupancy and Location Premiums (1)
0.15%
CapEx Investment (2)
0.03%
Legacy Initiatives (3)
0.04%
Platform Initiatives (to-date) (4)
0.17%
UDR Yield (Current)
5.22%

UDR acquired Commons at Windsor Gardens in 3Q 2019 for $270.2 million and after 16 months of ownership had achieved **40 basis points of yield expansion**. This equates to **$1.8 million of incremental annual run-rate NOI, or $35-$40M in estimated shareholder value creation.**[2] Drivers include, but are not limited to, the following:

1. **Increased occupancy** based on revenue maximization strategy and **introduced location premiums** for more desirable units closest to the commuter train station on the property. Prior to acquisition, all units were priced similarly.
2. **CapEx investment** for unit interior renovations (K&B) and common area upgrades.
3. **Legacy initiatives** including parking optimization, view premiums, and short-term furnished rentals.
4. **Next Gen Operating Platform initiatives** including personnel optimization, SmartHome installations, and self-service integration.

(1) Totals may not sum to 5.22% due to rounding.
(2) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company documents.

POWER OF THE PLATFORM AND BEST-IN-CLASS OPERATIONS

The **value proposition available to stakeholders when UDR's blocking and tackling, historical operating initiatives and Next Generation Operating Platform are overlaid on a given market is significant**. Orlando, as presented below, provides a clear, real-world example of relative operating upside on a stabilized portfolio.

ADVANTAGE VERSUS PUBLIC / PRIVATE PEERS: ORLANDO OPERATING MARGIN (FY 2020)


UDR
69.6%
Peer Avg. (1)
62.5%
Private (2)
54.0%

ADVANTAGE VERSUS PUBLIC PEERS: ORLANDO SS NOI GROWTH CAGR (2014–2020)


UDR
6.0%
Peer Average (1)
4.5%

UDR's same-store NOI growth in Orlando has outpaced peers by 150 bps annually on average.

The underlying drivers of NOI outperformance relative to peers are varied, but all are **replicable** and representative of **competitive advantages** available to UDR in many of our markets.

ORLANDO SAME-STORE NOI GROWTH BUILD-UP (2014–2020)


UDR Annual NOI Growth
6.0%
Market Growth
4.7%
Historical Ops Initiatives (3)
0.9%
NextGen Platform (4)
0.4%
The same-store growth contribution from our Next Generation Operating Platform is expected to accelerate in coming years.

(1) Peer group includes applicable market exposure among CPT and MAA.
(2) NCREIF data represents aggregated property level information for the identified market, which management believes serves as a useful benchmark.
(3) Includes parking optimization, view and location premiums, short-term furnished rentals, and other initiatives.
(4) Includes centralization and outsourcing of certain functions (e.g. unit turnover). Future initiatives include additional self-service and utilization of data science.
Source: Company and peer documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

Our portfolio is spread across 21 coastal and Sunbelt markets with more price points that cater to a wide variety of renters...



Portfolio-Wide Rental Rate Differential[1,2]
100%
80%
60%
40%
20%
More Diversified
Less Diversified
40%
50%
60%
70%
80%
90%
100%
% of SS Revenue in Five Largest Markets[1]
UDR
Peers
Peer Avg.[1]

...And is well diversified by quality[3] and location within markets.



A-Quality
B-Quality
55%
45%
Coastal A
Coastal B
55%
45%
Sunbelt A
Sunbelt B
58%
42%
Urban
Suburban
37%
63%
Coastal Urban
Coastal Suburb
46%
54%
Sunbelt Urban
Sunbelt Suburb
6%
94%

Coastal and Sunbelt rent growth is cyclical. **Diversification helps to insulate UDR against market concentration risk.** When combined with an operating platform that outperforms peers over the long-term, stakeholders realize a better relative return with less relative risk.

COASTAL MINUS SUNBELT MARKET RENT GROWTH[4]



2.5%
1.5%
0.5%
-0.5%
-1.5%
-2.5%
UDR's exposure to both Coastal and Sunbelt markets ensures our portfolio is never out of favor with stakeholders while also reducing volatility in long-term growth.
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Better Growth in Coastal Markets
Better Growth in Sunbelt Markets

(1) Data as of December 31, 2020. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) Defined as the difference in average effective rent growth between 12 primary coastal and 12 primary sunbelt markets. Coastal Markets: Boston, MA; Inland Empire, CA; Los Angeles, CA; Metropolitan D.C.; New York, NY; Oakland/East Bay, CA; Orange County, CA; Philadelphia, PA; San Diego, CA; San Francisco, CA; San Jose, CA; Seattle, WA. Sunbelt Markets: Atlanta, GA; Austin, TX; Charlotte, NC; Dallas, TX; Denver, CO; Jacksonville, FL; Miami, FL; Nashville, TN; Orlando, FL; Phoenix, AZ; Raleigh, NC; Tampa, FL.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES(1)

UDR has a diversified and **high-quality resident base** across our markets. **Our household income is on average 150% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs.

UDR Combined Same-Store Portfolio

Avg. Resident Age:	36
Avg. Household Income ($000s):	$130
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Seattle

Avg. Resident Age:	34
Avg. Household Income ($000s):	$130
vs. MSA Median Income:	140%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Boston

Avg. Resident Age:	38
Avg. Household Income ($000s):	$166
vs. MSA Median Income:	185%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

San Francisco Bay Area

Avg. Resident Age:	35
Avg. Household Income ($000s):	$203
vs. MSA Median Income:	160%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓



New York City

Avg. Resident Age:	37
Avg. Household Income ($000s):	$301
vs. MSA Median Income:	415%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Orange County

Avg. Resident Age:	36
Avg. Household Income ($000s):	$148
vs. MSA Median Income:	165%
% High-Income MSA Jobs:	↓
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Metro Washington D.C.

Avg. Resident Age:	35
Avg. Household Income ($000s):	$119
vs. MSA Median Income:	115%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↓
% Low-Income MSA Jobs:	↓

Sunbelt Markets

Avg. Resident Age:	34
Avg. Household Income ($000s):	$90
vs. MSA Median Income:	135%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

- Primary Coastal Markets
- Other Coastal Markets
- Sunbelt Markets

↑ >35% of Jobs
↔ >30% and <35% of Jobs
↓ <30% of Jobs

(1) Data as of February 2021. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Our diversified portfolio across markets, product types, and price points appeals to a **wide variety of renters across various ages and other demographic traits**. While the Millennial generation has garnered headlines for potential changes in the cohort's housing preferences, our resident composition is balanced, thereby minimizing risk of exposure to specific cohorts.


Resident Age Distribution
Average Resident Age: 36
Median Resident Age: 33
25%
20%
15%
10%
5%
0%
14%
10%
22%
22%
17%
19%
18%
21%
13%
12%
10%
9%
6%
6%
Under 25
25-29
30-34
35-44
45-54
55-64
65+
Nov-20
Feb-21

Trailing-twelve-month ("TTM") UDR **resident turnover has decreased nearly 350 basis points since the start of 2016** while move outs to buy or rent a single-family home have remained relatively consistent over time. Resident move outs to buy (12.5%) or rent (1.5%) a single-family home during the fourth quarter of 2020 totaled 14%, similar to historic norms.


Percent of Move Outs to Buy or Rent a Single-Family Home
TTM Resident Turnover
16%
14%
12%
10%
8%
6%
4%
2%
0%
53%
52%
51%
50%
49%
48%
47%
1Q 2016
2Q 2016
3Q 2016
4Q 2016
1Q 2017
2Q 2017
3Q 2017
4Q 2017
1Q 2018
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of considering cost of capital signals from the public market. This discipline, combined with the well-rounded suite of investment options available to us, has created significant value for stakeholders over time.

UDR'S CAPITAL ALLOCATION DURING THE APARTMENT CYCLE ($M)



UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

Value creation from external growth activities since 2014

VALUE CREATED ($M)



Acquisitions
Development
$170
$190
$0
$1,000
$2,000
$3,000
$4,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

Life-to-Date Committed Capital: $708M

Life-To-Date Income Realized: $116M

Weighted average IRR on 5 Acquired Communities: 12.6%

UDR'S CAPITAL SOURCES



Cost
Not Attractive
Attractive
Source in Size
Yes
No
Asset Dispositions
Unsecured Debt
Common Equity
Secured Debt
JV Capital
LOC
Preferred Equity
Commercial Paper

UDR'S CAPITAL USES



Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
Developer Capital Program
Stock Buybacks
Redevelopment
NOI-Enhancing CapEx
Operating Platform

Debt and asset sales remain attractively priced sources of capital, in size. Developer Capital Program ("DCP") investments (mezzanine and preferred equity lending to developers) remains a very accretive potential use, in size.

Source: Company documents, FactSet, and S&P Global Market Intelligence

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward the investment opportunity that generates the highest risk-adjusted IRR** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Portfolio acquisitions or value-add one-offs with significant upside relative to private operators.
- Acquired 26 operating assets for >$2.1B since 2019.

DEVELOPMENT



345 Harrison Street | Boston, MA

- Develop ground up wholly-owned or JV communities in target markets.
- $492M active pipeline (50% funded as of 4Q20) with planned developments in a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- NOI and value creating redevelopment, densification and unit additions.
- Recent projects: 10 Hanover Square (NYC) and Garrison Square (Boston) for a total of $29M.

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Opportunistically provide capital to third-party developers for assets in target markets.
- Current DCP book is ~$406M of committed capital to 11 projects (~94% funded).

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $35-$45M annual portfolio-wide spend at low-double-digit IRRs to freshen up communities, through amenity and kitchen & bath upgrades.

OPERATING PLATFORM



Virtual Tours | SmartHome Technology Package

- $25-$35M projected spend in '19-'21 on Operating Platform enhancements and $30-$40M on SmartHome technologies.

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a demonstrated **track record of value creation** through acquisitions, development, redevelopment, and Developer Capital Program investments. Our 2019-2020 acquisitions generated **more than 5% higher NOI growth** on average than our same-store communities in the fourth quarter of 2020.


Acquisition
Q4 2020

Andover Place at Cross Creek | Tampa, FL


Acquisition
Q4 2020

Station on Silver | Herndon, VA (Washington, D.C. MSA)


Development Completion
Expected Q1 2021

Vitruvian West, Phase 2 | Dallas, TX


Development Completion
Expected Q1 2022

Cirrus | Denver, CO


Development
Completed
Q4 2018

345 Harrison | Boston, MA

Source: Company documents.

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our credit metrics, maturity profile, five-year liquidity outlook, and available LOC capacity. The efficient pricing these attributes provide serves as a competitive advantage versus the private market.

4Q 2020 UDR BALANCE SHEET STATS

Consolidated Debt-to-Enterprise Value[1]	26.2%
Consolidated Net Debt-to-EBITDAre	6.8x
Consolidated Fixed Charge Coverage	4.5x
% of NOI Unencumbered	88.3%
Avg. Debt Duration (Years)[2][3]	8.2
% of Debt Maturing in Next 5 Years[2][3]	17.0%
S&P Unsecured Rating	BBB+
Moody's Unsecured Rating	Baa1

Safely Investment Grade rated

Well laddered maturity schedule

Translates into efficient pricing

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1 billion in available liquidity
- Minimal identified net uses of capital through year-end 2021
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE[3] ($M/WEIGHTED AVERAGE INTEREST RATE)



$201
0.3%
$17
1.2%
$351
2.4%
$111
4.0%
$174
3.7%
$351
3.0%
$302
3.5%
$423
3.7%
$492
3.9%
$673
3.3%
$1,938
2.4%
$2,500
$2,000
$1,500
$1,000
$500
$0
0% of consolidated debt outstanding matures through 2022, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of March 3, 2021.

(2) 2021 maturities reflect $200.0 million of principal outstanding at an interest rate of 0.27%, an equivalent of LIBOR plus a spread of 12 basis points, on the Company's unsecured commercial paper program as of March 2021. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $500.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 8.2 years without extensions and 8.3 years with extensions.

(3) Maturity schedule and weighted average interest rates shown here are on a pro-forma basis as of March 3, 2021 to reflect the Company's issuance of $300.0 million of 2.10% senior unsecured notes due June 2033 and redemption of $300.0 million of 4.00% notes previously due October 2025.

Source: Company documents.

INNOVATIVE CULTURE AND ESG

Reporting on our **ESG initiatives and successes has expanded and improved over the past three years.**

Corporate Responsibility

Participated in the Global Real Estate Sustainability Benchmark ("GRESB") and achieved a 2020 score of 83, near the top of the Multifamily peer group, and named a top performer among global real estate companies.

Classified "Low Risk" by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY).

Awarded Smart Buildings Innovator of the Year in both 2019 and 2020.

Issued our second annual Corporate Responsibility Report that outlines ESG targets, goals, and successes.

Issued second ESG-friendly Green Bond in 13 months.

"E" – Transparent Environmental Stewardship Targets[1] and Commitment to Sustainable Building Operations

- Reduce energy consumption by 15% (13% achieved).
- Reduce water consumption intensity by 10% (1% achieved).
- 10% of common area electric load procured through renewable energy sources (2% achieved).
- Reduce GHG emissions, Scope 1 and Scope 2 Market Based combined, by 15% (13% achieved).
- Increase recycling diversion rate to 15% (14% achieved).

Purchased Green-e certified renewable energy certificates in 2020 representing **13.5 million kWh of energy** usage.

Solar electric generation investments in 2019-2020 are expected to **produce 1.7 million kWh of electricity annually.**

Reduced water consumption by a cumulative **10 million gallons** over the past 2 years through the installation of smart irrigation controllers.

Expanded Smart Building policies and procedures to over 80% of our high-rise portfolio, **lowering energy costs of common areas by over 10%** (vs. pre-installation levels), equating to **1,100 metric tons of avoided CO_2e equivalent annually.**

(1) Targets reflect cumulative change between 2015 and 2025 or specific amounts by 2025, respectively. Achievement rates are as of year-end 2019.
Source: Company documents.

INNOVATIVE CULTURE AND ESG

UDR's **culture is innovative, empowering and rewards success**. Throughout the pandemic, UDR has proactively engaged with our associates and residents, supporting **UDR's near-maximum GRESB score in Social Responsibility**.

"S" – Social Responsibility: Associate Engagement and DEI

- 97% of associates are proud to work for UDR.
- 87% of associates feel that people from diverse backgrounds can succeed at UDR.
- 84% of associates feel that UDR is innovative.
- One-time bonuses, additional paid time-off, and vacation buyouts.
- Introduced more flexible work schedules.
- Established enhanced wellness benefits, including physical and mental health.

"S" – Social Responsibility: Resident Engagement and Satisfaction

- Established payment plans to accommodate those financially impacted by the pandemic.
- Provided resource assistance to residents, including guidance on obtaining rental assistance through available programs.
- Enhanced touchless technology and cleaning protocols for improved safety and engagement.
- 43% increase in online reputation scores over the past five years.
- 24% increase in resident loyalty scores (NPS) since 2Q18.
- 100 bps reduction in TTM resident turnover since 2Q18.

"G" – Strong Corporate Governance

GRESB

- Near-maximum Corporate Governance score by GRESB (19 of 20 possible points).
- Robust framework with active engagement among: (1) our Board, (2) our stakeholders, (3) ISS, and (4) Glass Lewis.
- Improved Board diversity with 2020 appointment of Diane Morefield, increasing female representation to 33%.

Source: Company documents.

REGULATORY UPDATE

UDR has a **dedicated Governmental Affairs team** that tracks and communicates our comprehensive understanding of eviction moratoriums, rent regulations, and other regulatory topics to our UDR teams. This has been critical to **enabling our surgical approach toward pricing apartment homes and maximizing revenue growth during the pandemic**.

Regulatory Environment Challenges	Opportunities	Trend
• Willingness vs. Ability to Pay	Where available to us, leverage knowledge and understanding of **rental assistance programs** to support those in need and obtain (to the extent possible) **reimbursement on accumulated back rent.**	↑
• Emergency regulations	Granular surveillance of city, county, state, federal, and judicial regulations to drive operating strategies, **unit-by-unit pricing strategies**, and repurposing of common areas.	↔
• Widespread eviction moratoriums	Enhance resident satisfaction through **collaborative engagement** to find solutions to financial hardship that benefit both the resident and the Company.	↔
• Lower rent collection levels vs. pre-COVID	Enhanced our **pre-lease screening** process and developed a **real-time collections** interface (see below) with feedback loop to local teams.	↔

Sample Real-Time Collections and Delinquencies Tracker(1)


UNITED STATES
Delinquent Homes
Homes (Sum)
3.81 or Less
568.06 or More

(1) Details shown in the real-time collections and delinquencies tracker are a snapshot at a given point in time. As such, these details may not be reflective of the current status of collections and delinquencies.
Source: Company documents.

APPENDIX


U.S. GREEN BUILDING COUNCIL
LEED GOLD
USGBC

Savoye² | Dallas, TX

THE CASE FOR APARTMENT REITS

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REITs have outperformed other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth/lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)[1]


NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
928
778
393
11.2% Nareit Equity Apartments Index CAGR
10.3% Nareit Equity Index CAGR
6.7% S&P 500 CAGR
1,200
1,000
800
600
400
200
-
2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020

ROLLING 3-YEAR ANNUALIZED TSR[1]

67% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis. **92% YOY TSR correlation** between the two datasets since 2000.


15%
10%
5%
0%
(5)%
(10)%
(15)%
Average Outperformance: +5%
Average Underperformance: (4)%
2000 2003 2006 2009 2012 2015 2018 2021
Apt. REIT Outperformance vs. Equity REITS

(1) Data through January 31, 2021.
Source: Nareit and Factset.

Long-term demographics remain strong for apartments. Domestically born cohorts aged 24 years and under are, on average, 382K larger than the primary renter cohort aged 25-44 years. An expected **improvement in immigration policies should support growth in the foreign-born population**, which generally has an elevated propensity to rent. Pairing these two factors bodes well for future apartment rental demand. Since 2010, approximately 28% fewer total housing units have been produced than total household formations over the same period. Affordability remains a barrier to single-family ownership across many U.S. markets and third-party forecasts indicate 4.6 million additional apartments should be needed by 2030.

U.S. POPULATION BY AGE COHORT (M)


Domestically Born
Foreign Born
100
90
80
70
60
50
40
30
20
10
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-17
18-24
25-44
45-54
55-64
65-74
75-84
85 and over

The primary renter cohort (aged 25-44) is sizeable, providing a solid current renter base. The aggregate future renter cohort is slightly larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues is dependent on the intensity of foreign-born growth as younger cohorts mature, which could be **supported by improved immigration policies.**

PROPENSITY TO RENT BY AGE COHORT


4Q20 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
60.9%
394
660
37.3%
612
28.9%
520
23.5%
115
20.0%
Age: < 35
35-44
45-54
55-64
>65

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets.



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau.

FORWARD LOOKING STATEMENTS

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

March 2021



Park Square | King of Prussia, PA (Philadelphia MSA)

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Acquired JV Same-Store Portfolio Communities: Represents the Acquired JV Same-Store Portfolio Communities as if these communities were 100% owned by UDR since January 1, 2019. These communities were Stabilized for five full consecutive quarters and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition. Because these communities became wholly owned by UDR in 2019 (the 11 communities and 3,619 homes were previously owned by UDR unconsolidated JVs), they are not included in the UDR Same-Store Communities. See UDR Same-Store Communities for more information regarding inclusion. These communities have been identified in certain tables to provide Combined Same-Store results as if these communities were 100% owned by UDR in prior periods. These 11 communities will be eligible to join the UDR Same-Store Communities on January 1, 2021.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Combined Same-Store Revenue with Concessions on a Cash Basis: Combined Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Combined Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Combined Same-Store Revenue with Concessions on a Cash Basis to Combined Same-Store Revenue on a straight-line basis (inclusive of the impact to Combined Same-Store NOI) is provided below:

	4Q 20	4Q 19	4Q 20	3Q 20	YTD 20	YTD 19
Revenue (Cash basis)	$ 274,922	$ 292,167	$ 274,922	$ 276,402	$1,018,276	$1,047,704
Concessions granted/amortized, net	4,177	60	4,177	7,747	11,073	(409)
Revenue (Straight-line basis)	$ 279,099	$ 292,227	$ 279,099	$ 284,149	$1,029,349	$1,047,295
% change - Combined Same-Store Revenue with Concessions on a Cash Basis:	-5.9%		-0.5%		-2.8%	
% change - Combined Same-Store Revenue on a straight-line basis:	-4.5%		-1.8%		-1.7%	
% change - Combined Same-Store NOI with Combined Same-Store Revenue with Concessions on a Cash Basis:	-10.1%		0.8%		-5.4%	
% change - Combined Same-Store NOI with Combined Same-Store Revenue on a straight-line basis:	-8.1%		-1.1%		-3.9%	

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items as Consolidated Interest Coverage Ratio - adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio - adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio - adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre - adjusted for non-recurring items. Consolidated EBITDAre - adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre - adjusted for non-recurring items is provided on page A-10 of this presentation.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value will enable investors to assess our leverage in comparison to other REITs.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and will enable investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	4Q 2020	YTD 2020
Income/(loss) from unconsolidated entities	$ 4,516	$ 18,844
Management fee	566	2,296
Interest expense	4,537	18,729
Depreciation	8,724	35,023
General and administrative	62	249
West Coast Development JV Preferred Return	(50)	(251)
Developer Capital Program (excludes Alameda Point Block 11 and Brio)	(8,425)	(28,405)
Other (income)/expense	(79)	176
Realized/unrealized (gain)/loss on unconsolidated technology investments	(599)	(4,935)
Total Joint Venture NOI at UDR's Ownership Interest	$ 9,252	$ 41,726

Leasing Traffic: The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 2.875% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	4Q 2020	3Q 2020	2Q 2020	1Q 2020	4Q 2019
Net income/(loss) attributable to UDR, Inc.	$ 26,532	$ (25,258)	$ 57,771	$ 5,221	$ 97,959
Property management	8,659	8,879	8,797	9,203	8,703
Other operating expenses	6,153	5,543	6,100	4,966	2,800
Real estate depreciation and amortization	146,135	151,949	155,056	155,476	143,464
Interest expense	62,524	62,268	38,597	39,317	60,435
Casualty-related charges/(recoveries), net	778	-	102	1,251	1,316
General and administrative	11,978	11,958	10,971	14,978	14,531
Tax provision/(benefit), net	668	187	1,526	164	2
(Income)/loss from unconsolidated entities	(4,516)	(2,940)	(8,021)	(3,367)	(118,486)
Interest income and other (income)/expense, net	1,030	(2,183)	(2,421)	(2,700)	(2,406)
Joint venture management and other fees	(1,208)	(1,199)	(1,274)	(1,388)	(2,073)
Other depreciation and amortization	2,074	3,887	2,027	2,025	1,713
(Gain)/loss on sale of real estate owned	(57,974)	-	(61,303)	-	-
Net income/(loss) attributable to noncontrolling interests	2,019	(1,959)	4,325	319	7,278
Total consolidated NOI	$ 204,852	$ 211,132	$ 212,253	$ 225,465	$ 215,236

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Combined Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Combined Same-Store Communities: QTD Combined Same-Store Communities represent the QTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

QTD UDR Same-Store Communities: The Company defines QTD UDR Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Redevelopment Projected Weighted Average Return on Incremental Capital Invested: The projected weighted average return on incremental capital invested for redevelopment projects is NOI as set forth in the definition of Stabilization Period for Redevelopment Yield, less Recurring Capital Expenditures, minus the project's annualized NOI prior to commencing the redevelopment, less Recurring Capital Expenditures, divided by the total cost of the project.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Stabilization Period for Development Yield: The Company defines the Stabilization Period for Development Yield as the forward twelve-month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of the project.

Stabilization Period for Redevelopment Yield: The Company defines the stabilization period for a redevelopment property yield for purposes of computing the Redevelopment Projected Weighted Average Return on Incremental Capital Invested, as the forward twelve-month NOI, excluding any remaining lease-up concessions outstanding, commencing one year following the delivery of the final home of a project.

Stabilized Yield on Developments: The Company calculates expected stabilized yields on development as follows: projected stabilized NOI less management fees divided by budgeted construction costs on a project-specific basis. Projected stabilized NOI for development projects, calculated in accordance with the NOI reconciliation provided on page A-6, is set forth in the definition of Stabilization Period for Development Yield. Given the differing completion dates and years for which NOI is being projected for these communities as well as the complexities associated with estimating other expenses upon completion such as corporate overhead allocation, general and administrative costs and capital structure, a reconciliation to GAAP measures is not meaningful. Projected NOI for these projects is neither provided, nor is representative of Management's expectations for the Company's overall financial performance or cash flow growth and there can be no assurances that forecast NOI growth implied in the estimated construction yield of any project will be achieved.

Management considers estimated Stabilized Yield on Developments as a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company's future performance once stabilized.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues, calculated in accordance with GAAP, divided by the product of occupancy and the number of apartment homes.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

Visits: The Company defines Visits as the summation of tours taken by current and prospective residents, whether in-person (where allowed) or by virtual means, for the period indicated.

YTD Combined Same-Store Communities: YTD Combined Same-Store Communities represent the YTD UDR Same-Store Communities and the Acquired JV Same-Store Portfolio Communities as a single portfolio, as if the Acquired JV Same-Store Portfolio Communities were 100% owned by UDR during all periods presented.

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

YTD UDR Same-Store Communities: The Company defines YTD UDR Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

2021 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full-year 2021 and first quarter of 2021 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	1Q 2021		Full-Year 2021	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.14	$ 0.16	$ 0.13	$ 0.25
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Net gain on the sale of depreciable real estate owned	(0.16)	(0.16)	(0.16)	(0.16)
Depreciation	0.47	0.47	1.89	1.89
Noncontrolling interests	0.01	0.01	0.02	0.02
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.45**	**$ 0.47**	**$ 1.87**	**$ 1.99**
Legal and other costs	-	-	-	-
Cost associated with debt extinguishment	0.01	0.01	0.01	0.01
Casualty-related charges/(recoveries)	-	-	-	-
Realized/unrealized gain on unconsolidated investments, net of tax	-	-	-	-
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.46**	**$ 0.48**	**$ 1.88**	**$ 2.00**
Recurring capital expenditures	(0.03)	(0.03)	(0.18)	(0.18)
Forecasted AFFO per diluted share and unit	**$ 0.43**	**$ 0.45**	**$ 1.70**	**$ 1.82**

Source: Company documents, Nareit and Green Street Advisors.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended December 31, 2020
Net income/(loss)	$	28,551
Adjustments:		
Interest expense, including costs associated with debt extinguishment		62,524
Real estate depreciation and amortization		146,135
Other depreciation and amortization		2,074
Tax provision/(benefit), net		668
Net (gain)/loss on the sale of depreciable real estate owned		(57,974)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		13,261
EBITDAre	$	195,239
Casualty-related charges/(recoveries), net		823
Legal and other costs		5,059
Severance costs and other restructuring expense		52
(Income)/loss from unconsolidated entities		(4,516)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(13,261)
Management fee expense on unconsolidated joint ventures		(566)
Consolidated EBITDAre - adjusted for non-recurring items	$	182,830
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	731,320
Interest expense, including costs associated with debt extinguishment		62,524
Capitalized interest expense		2,108
Total interest	$	64,632
Cost associated with debt extinguishment		(24,650)
Total interest - adjusted for non-recurring items	$	39,982
Preferred dividends	$	1,051
Total debt	$	4,976,548
Cash		(1,409)
Net debt	$	4,975,139
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**4.6x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.5x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**6.8x**

Source: Company documents.

In thousands, except per share and unit amounts	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
Net income/(loss) attributable to common stockholders	$ 25,481	$ 96,928	$ 60,036	$ 180,861
Real estate depreciation and amortization	146,135	143,464	608,616	501,257
Noncontrolling interests	2,019	7,278	4,704	14,614
Real estate depreciation and amortization on unconsolidated joint ventures	8,724	12,454	35,023	57,954
Net gain on the sale of unconsolidated depreciable property	-	(114,897)	-	(125,407)
Net gain on the sale of depreciable real estate owned, net of tax	(57,549)	-	(118,852)	-
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 124,810	$ 145,227	$ 589,527	$ 629,279
Distributions to preferred stockholders - Series E (Convertible) (1)	1,051	1,031	4,230	4,104
FFO attributable to common stockholders and unitholders, diluted	$ 125,861	$ 146,258	$ 593,757	$ 633,383
FFO per weighted average common share and unit, basic	$ 0.39	$ 0.46	$ 1.86	$ 2.04
FFO per weighted average common share and unit, diluted	$ 0.39	$ 0.46	$ 1.85	$ 2.03
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	316,605	315,004	316,855	308,020
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	320,027	318,981	320,187	311,799
Impact of adjustments to FFO:				
Cost associated with debt extinguishment and other	$ 24,650	$ 23,311	$ 49,190	$ 29,594
Promoted interest on settlement of note receivable, net of tax	-	-	-	(6,482)
Legal and other costs	5,059	-	8,973	3,660
Net gain on the sale of non-depreciable real estate owned	-	-	-	(5,282)
Realized/unrealized (gain)/loss on unconsolidated technology investments, net of tax	(435)	73	(3,582)	(3,300)
Joint venture development success fee	-	-	-	(3,750)
Severance costs and other restructuring expense	52	116	1,948	390
Casualty-related charges/(recoveries), net	823	1,463	2,545	636
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	-	50	31	(374)
	$ 30,149	$ 25,013	$ 59,105	$ 15,092
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 156,010	$ 171,271	$ 652,862	$ 648,475
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.49	$ 0.54	$ 2.04	$ 2.08
Recurring capital expenditures	(17,814)	(18,101)	(56,924)	(51,246)
AFFO attributable to common stockholders and unitholders, diluted	$ 138,196	$ 153,170	$ 595,938	$ 597,229
AFFO per weighted average common share and unit, diluted	$ 0.43	$ 0.48	$ 1.86	$ 1.92

See pages A-1 through A-11 for definitions and other terms.

(1) Series E preferred shares are dilutive for purposes of calculating FFO per share for the three and twelve months ended December 31, 2020 and December 31, 2019. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News, Events & Presentations heading.

UDR®